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                                                    The Brink's Company
                                                    1801 Bayberry Court
                                                    P.O. Box 18100
                                                    Richmond, VA 23226-8100 USA
PRESS RELEASE                                       Tel. 804.289.9600
                                                    Fax 804.289.9760

Contact:                                            FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709


                 THE BRINK'S COMPANY SELLS ALL OF ITS SHARES OF
                              MPI MINES LTD. STOCK



RICHMOND, Va., (October 16, 2003) - The Brink's Company (NYSE: BCO) announced today that one of its subsidiaries has sold all of the shares it held in MPI Mines Ltd., an Australian minerals exploration and development company, with interests in gold and nickel, listed on the Australian Stock Exchange, for approximately $27 million (Australian Dollars) in cash. Prior to the sale, the Company's subsidiary held a 23.3% interest in MPI.


About The Brink's Company The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three main businesses are Brink's, Incorporated, the world's premier provider of secure transportation and cash management services; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in global supply chain management. For more information, please visit The Brink's Company website at www.BrinksCompany.com, or call toll free 877-275-7488.

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